SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	January 26, 2004

COAST HOTELS AND CASINOS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-4356	88-0345706
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification No.)
incorporation)

4500 West Tropicana Avenue, Las Vegas, Nevada	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(702) 365-7000

(none) (Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

        On January 26, 2004, the Board of Directors of Coast Casinos, Inc., the parent company of Coast Hotels and Casinos, Inc., approved a dividend of $3.50 per share, payable on February 5, 2004 to shareholders of record at the close of business on January 26, 2004.   On January 26, 2004, there were 1,461,178 common shares outstanding.

SIGNATURES Pursuant to the requirements of the Securities Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COAST HOTELS AND CASINOS, INC. a Nevada corporation
By: Name: Title:	/s/ Gage Parrish Gage Parrish Vice President and Chief Financial Officer
February 2, 2004